As filed with the Securities and Exchange Commission on June 26, 1998 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20543

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHOCK FULL O'NUTS CORPORATION
(Exact name of registrant as specified in its charter)

New York

13-0697025
(State or other jurisdiction of incorporation or organization)

(I.R.S. Employer Identification No.)

370 Lexington Avenue
New York, New York                               10017
(Address of principal executive office)       (Zip Code)

CHOCK FULL O'NUTS CORPORATION INCENTIVE COMPENSATION PLAN, AS AMENDED (Full title of the plan)

Howard M. Leitner
Senior Vice President
Chock Full O'Nuts Corporation
370 Lexington Avenue
New York, New York 10017
(Name and address of agent for service)
Telephone number, including area code, of agent for service:

Copy to:
George Lander, Esq.
Morse, Zelnick, Rose & Lander, LLP
450 Park Avenue
New York, New York  10022-2605
__________________


CALCULATION OF REGISTRATION FEE



Title of Securities
 to be Registered



Amount to be Registered (1)
Proposed Maximum
Offering Price
Per Share (2)
Proposed Maximum
Aggregate
Offering Price

Amount of
Registration Fee






Common Shares (par value $.25 per share) issuable pursuant to Options granted under the Chock Full O'Nuts Corporation Incentive Compensation Plan as amended (the "Incentive Plan")













Common Shares subject to options granted under the Incentive Plan (3)


401,000

$6.52

$2,614,520

$771.28






Common Shares issuable pursuant to additional options that may be granted under the Incentive Plan (4)


78,000

$6.50

$507,000

$149.57






TOTAL:

479,000


$920.85

(1) Plus such additional number of shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the Incentive Plan .

(2)     Estimated solely for purposes of calculating the registration fee.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $6.52 per share for outstanding options to purchase a total of 401,000 shares.

(4) Estimated in accordance with Rule 457(c) and (h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices reported on the New York Stock Exchange on June 25, 1998 with respect to Shares available for grant under the Incentive Plan.

PART I


INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

NOTE: THE DOCUMENT(S) CONTAINING THE EMPLOYEE BENEFIT PLAN INFORMATION REQUIRED BY ITEM 1 OF FORM S-8 AND THE STATEMENT OF AVAILABILITY OF REGISTRANT INFORMATION AND ANY OTHER INFORMATION REQUIRED BY ITEM 2 OF FORM S-8 WILL BE SENT OR GIVEN TO EMPLOYEES AS SPECIFIED BY RULE 428 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). IN ACCORDANCE WITH RULE 428 AND THE REQUIREMENTS OF PART I OF FORM S-8, SUCH DOCUMENTS ARE NOT BEING FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") EITHER AS PART OF THIS REGISTRATION STATEMENT OR AS PROSPECTUSES OR PROSPECTUS SUPPLEMENTS PURSUANT TO RULE 424 UNDER THE SECURITIES ACT. THE REGISTRANT SHALL MAINTAIN A FILE OF SUCH DOCUMENTS IN ACCORDANCE WITH THE PROVISIONS OF RULE 428. UPON REQUEST, THE REGISTRANT SHALL FURNISH TO THE COMMISSION OR ITS STAFF A COPY OF COPIES OF ALL OF THE DOCUMENTS INCLUDED IN SUCH FILE.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

	The following documents heretofore filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference, except as superseded or modified herein:

	1.      Annual Report on Form 10-K for the fiscal year ended July 31,
	1997;

	2.      Quarterly Report of Form 10-Q for the quarter ended October 31,
	1997

	3.      Quarterly Report of Form 10-Q for the quarter ended January 31,
	1998

	4.      Quarterly Report of Form 10-Q for the quarter ended April 30,
	1998

	5.      Current Report on Form 8-K, dated December 30, 1997

	6.      Current Report on Form 8-K, dated May 5, 1998

7. The description of the Common Shares contained in the Company's Registration Statement on Form 8-A, Registration No. 1-4183 registering such shares pursuant to Section 12 of the Exchange Act including any amendment or report updating such description.

	All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering of Common
	Shares offered hereby shall be deemed to be incorporated in and made a part of this Registration Statement by reference from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



	ITEM 4. DESCRIPTION OF SECURITIES

	Not applicable.

	ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

	Not applicable

	ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

	The Business Corporation Law of the State of New York (the "BCL") authorizes a New York corporation to provide for indemnification and advancement of expenses to directors and officers against liabilities incurred as a result of their service to the corporation in either derivative suits or third party claims, and against the expenses of defending the claims, except when and if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the adverse adjudication or (ii) he or she personally gained a financial profit or other advantage to which he or she was not legally entitled. Additionally, the statute provides that the indemnification provided by the BCL shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled whether contained in the Certificate of Incorporation or the By-Laws or when authorized by the Certificate of Incorporation or the By-Laws (i) by a resolution of stockholders, (ii) by a resolution or directors or (iii) by an agreement providing for such indemnification.

	Article ELEVENTH Section 9 of the Certificate of Incorporation of the Company provides that the Company shall to the fullest extent permitted by Article 7 of the BCL indemnify each person who is or was or has agreed to become a director or officer of the Company for the liabilities and against the types of claims described above. In addition, Article ELEVENTH, Section 9 provides that the indemnification granted by said Article shall not be exclusive of any other rights of indemnification to which any director or officers shall be entitled and permits additional indemnification to be granted to such officers and directors (i) by a resolution of stockholders, (ii) by a resolution of directors or (iii) by an agreement providing for such indemnification.

	The Company maintains insurance providing payment either to the Company for indemnification given its directors and/or officers, or directly to its officers, for certain liabilities which those persons may incur in their respective capacities.

	In addition as permitted By Section 402(b) of the BCL, Article TWELFTH of the Certificate of Incorporation of the Company's provides that a director of the Company shall not be personally liable to this Registrant or its shareholders for damages for any breach of duty in such capacity, except for liability if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the BCL.

	ITEM 7  EXEMPTION FROM REGISTRATION CLAIMED.

	Not applicable

	ITEM 8. INDEX TO EXHIBITS

	The following Exhibits are filed as part of this Registration
	Statement.

Exhibit No.             Description

4.1     Articles of Incorporation (*)

4.2     By-laws  (*)

4.3 Indenture dated as of September 15, 1986 between the Company and Manufacturers Hanover Trust Company ("Manufacturers") (*)

4.4     Form of the Company's 8% Convertible Subordinated Debenture (*)

4.5     Instrument of resignation, appointment and acceptance dated
August 9, 1993 among the Company, Manufacturers and Liberty Bank and Trust Company of Oklahoma City (*)

4.6 Indenture dated as of April 1, 1987 between the Company and IBJ Schroder Bank and Trust Company (*)

4.7     Form of the Company's 7% Convertible Senior Subordinated Debenture (*)

5.1 Opinion of Morse Zelnick, Rose & Lander LLP regarding legality of securities

23.1    Consent of Ernest & Young

23.2    Consent of Morse Zelnick, Rose & Lander LLP (included in Exhibit 5.1)

24      Power of attorney (included on Signatures Pages)

(*) Filed as Exhibit to Form 10-K for the fiscal year ended July 31, 1994 and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

	(a)     The undersigned Registrant hereby undertakes:

		(1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

		(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

		(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

		(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

	PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
	Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

	(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

	(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b) The Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offering herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any section, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believes that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 24, 1998.
						CHOCK FULL O'NUTS CORPORATION

						By:  /s/ Howard M. Leitner
							Howard M. Leitner,
							Senior Vice President


POWER OF ATTORNEY

	We, the undersigned officers and directors of Chock Full O'Nuts Corporation., hereby severally constitute and appoint Howard M. Leitner and Marvin I. Haas, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Chuck Full O'Nuts Corporation to comply with the provisions of the Securities Act, and all requirements of the Commission, hereby ratifying and confirming our signatures, as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

	Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature
Title
Date



/s/ Norman E. Alexander


Norman E. Alexander
Chairman of The Board
June 24, 1998




   /s/ Marvin I. Haas


Marvin I. Haas
President, Chief Executive Officer and Director

June 24, 1998






  /s/ Howard M. Leitner


Howard M. Leitner
Senior Vice President,
Chief Financial and Accounting Officer and Director


June 24, 1998


  /s/ Martin J. Cullen


Martin  J. Cullen
Vice-President and Director
June 24, 1998




 /s/ R. Scott Schafler


R. Scott Schafler
Director
June 24, 1998




/s/ Mark A. Alexander


Mark  A. Alexander
Director
June 24, 1998

  /s/ Stuart Z. Krinsly


Stuart Z. Krinsly
Director
June 24, 1998




  /s/ Henry Salzhauer


Henry Salzhauer
Director
June 24, 1998




    s/ David S. Weil


David S. Weil
Director
June 24,1 998




  /s/ Jerry Columbus


Jerry Columbus
Director
June 24, 1998

INDEX TO EXHIBITS

	The following Exhibits are filed as part of this Registration
	Statement.

Exhibit No.             Description

4.1     Articles of Incorporation (*)

4.2     By-laws  (*)

4.3 Indenture dated as of September 15, 1986 between the Company and Manufacturers Hanover Trust Company ("Manufacturers") (*)

4.4     Form of the Company's 8% Convertible Subordinated Debenture (*)

4.5     Instrument of resignation, appointment and acceptance dated
August 9, 1993 among the Company, Manufacturers and Liberty Bank and Trust Company of Oklahoma City (*)

4.6 Indenture dated as of April 1, 1987 between the Company and IBJ Schroder Bank and Trust Company (*)

4.7     Form of the Company's 7% Convertible Senior Subordinated Debenture
(*)

5.1 Opinion of Morse Zelnick, Rose & Lander LLP regarding legality of securities

23.1    Consent of Ernest & Young

23.2    Consent of Morse Zelnick, Rose & Lander LLP (included in Exhibit 5.1)

24      Power of attorney (included on Signatures Pages)

(*) Filed as Exhibit to Form 10-K for the fiscal year ended July 31, 1994 and incorporated herein by reference.


EXHIBIT 5.1




							June  24, 1998

Chock Full O'Nuts Corporation
370 Lexington Avenue
New York, New York 10017

					Re:     Stock Options


Gentlemen:

	We have acted as counsel to Chock Full O'Nuts Corporation., a New
	York corporation (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities Exchange Commission under the Securities Act of 1933, as amended to register the offering by the Company of 479,000 Common Shares par value $.25 per share (the "Common Shares") issuable upon exercise of options granted and to be granted under the Company's Incentive Compensation Plan, as amended (the "Plan").

	In this regard, we have reviewed the Articles of Incorporation of the Company, as amended, resolutions adopted by the Company's Board of Directors, the Plan, the form of Options granted thereunder and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

	Based upon the foregoing, we are of the opinion that the Common Shares issuable upon the exercise the options granted and to be granted pursuant to the Plan have been duly and validly authorized for issuance and when issued and delivered as contemplated by the Registration Statement will be legally issued, fully paid and non-assessable.

	We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

						Very truly yours,


						/s/ Morse, Zelnick,
						Rose & Lander, LLP
MORSE, ZELNICK, ROSE & LANDER, LLP


EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Form S-8 of our report dated September 30, 1997 with respect to the consolidated financial statements and schedule of Chock Full O'Nuts Corporation and subsidiaries included in its Form 10-K for the year ended July 31, 1997 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

New York, New York
June 24, 1998